Exhibit 99.2

Radiant Logistics (RLGT) Q1 2014 Earnings Call November 14, 2013 4:00 PM ET

Operator

This afternoon, Bohn Crain, Radiant Logistics Founder and CEO; and Radiant’s Chief Financial Officer, Todd Macomber, will discuss financial results for the company’s first fiscal quarter ended September 30, 2013, as well as the company’s recent acquisition of On Time Express. Following their comments, we will open the call for questions. This conference is scheduled for 30 minutes.

This conference call may include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The company has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the company that may cause the company’s actual results or achievements to be materially different from the results or achievements expressed or implied by such forward-looking statements. While it is impossible to identify all the factors that may cause the company’s actual results or achievements to differ materially from those set forth in our forward-looking statements, such factors include those that have in the past and may in the future be identified in the company’s SEC filings and other public announcements, which are available on the Radiant website at www.radiantdelivers.com. In addition, past results are not necessarily an indication of future performance.

Now I’d like to pass the call over to Radiant’s Founder and CEO, Bohn Crain.

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Thank you, Stacy. Good afternoon, everyone, and thank you for joining in on today’s call. We are very pleased to report another solid quarter and continuing our trend of margin expansion and earnings growth for the quarter ended September 30, where we posted adjusted EBITDA of $3.1 million, up $600,000, and 23.5% over the comparable prior year period. Consistent with past quarters, we also continue to make good progress in leveraging our scalable business model to drive margin expansion with adjusted EBITDA, as a function of net revenues, up 200 basis points to 13.3%. We are looking forward to building on these positive trends in our base business with our recent acquisition of On Time, which we acquired on October 1, as this results will begin to be seen in our upcoming quarter ended December.

As we have continued to grow and scale the business, we have long talked about the emerging opportunity for us to more efficiently source and manage our transportation capacity as we develop density in our trade lines. In pursuing this opportunity, we recently launched an organic initiative to offer truck brokerage capabilities through our wholly-owned subsidiary, Radiant Transportation Services, in an effort to internalize a portion of our purchase transportation spin with unaffiliated third-party truck brokers and an effort to expand the margin characteristics of our existing business. Our recent acquisition of On Time was an extension of this strategy, which internalize an airport-to-airport line haul network that gives us greater flexibility to maximize the margin of the freight already under our control. Taking it a step further, we see On Time and its line haul network, not only as a catalyst for margin expansion in our existing business, but also as a competitive differentiator that help us secure new customers and attract additional agent stations to our network.

As we’ve discussed on our previous calls, we remain very bullish on the growth platform we’ve created at Radiant and the scalability of our non-asset based business model. Looking forward, the heart of our growth strategy continues to focus on bringing value to the agent-based boarding community; leveraging our status as a public company to provide our operating partners with an opportunity to share in the value that they helped create; providing a robust platform from which to service the end customers, including providing differentiated service offerings like On Time; and offering a unique opportunity in terms of succession planning and liquidity for our station owners. This approach has made us unique in the marketplace and has been key to our ability to grow.

Within this framework, we are fueling our growth through a combination of organic and acquisition initiatives. Organically, we continue to focus on improving the tools available to our existing network to win new business, as well as expanding the network itself by on-boarding new agent stations that recognize the benefit of our platform. In addition, we will also continue to be opportunistic in our pursuit of accretive acquisition opportunities to further accelerate our growth. This would include the conversion of our current agent stations like our acquisitions in Los Angeles and Portland; the acquisition of agent stations participating in competing networks, like our acquisitions of Laredo and JFK; and, ultimately, the potential acquisition of other competing networks like Adcom and Distribution By Air. In addition, we also have an interest in pursuing other non-asset based acquisition opportunities that bring critical mass from a geographic standpoint, purchasing power and/or complementary service offerings to the current platform. Broadly, these would fall into the categories of truck brokerage, intermodal, none-vessel owner common carrier, and customs brokerage services.

Moving on to the outlook. We are providing guidance for the upcoming quarter ended December 31 of ‘13 with adjusted EBITDA in the range of $3.3 million to $3.8 million for the quarter on approximately $84 million to $89 million of revenue, which equates to adjusted net income in the range of $1.6 million to $2 million, or approximately $0.05 per diluted share. We would also like to remind investors that our free cash flow is generally higher than our net income because we have significant noncash depreciation and amortization expenses flowing through our financial statements as a result of the mechanics of accounting for acquisitions and the fact that we have minimal maintenance capital expenditure requirements.

As we’ve previously discussed, we believe our stock continues to trade at significant discounts to our competitors and represents a great value for investors. This remains a very exciting time in the evolution of Radiant as our value proposition continues to gain traction in the marketplace and we remain confident that our growth strategy will continue to bring value to our operating partners, shareholders and the end customers that we serve.

I will now turn it over to Todd Macomber, our Chief Financial Officer, who will walk us through our financial results, and then we will open it up for Q&A.

Todd E. Macomber – Chief Financial Officer, Principal Accounting Officer and Senior Vice President

Thanks, Bohn, and good afternoon, everyone. Today we will be discussing our financial results, including adjusted net income and adjusted EBITDA for the 3 months ended September 30, 2013. For the 3 months ended September 30, 2013, we reported net income attributable to common shareholders of $1,092,000 on $76.7 million of revenues or $0.03 per basic and fully diluted share, including a gain of $195,000 in change in contingent consideration. For the 3 months ended September 30, 2012, we reported net income attributable to common shareholders of $403,000 on $79.1 million of revenues or $0.01 per basic and fully diluted share, including a loss of $50,000 in change in contingent considerations. This represents an increase of $689,000 or 171% over the comparable prior year period.

In reviewing adjusted net income for the 3 months ended September 30, 2013, we reported adjusted net income attributable to common shareholders of $1,573,000 or $0.05 per basic and $0.04 per fully diluted share. For the 3 months ended September 30, 2012, we recorded adjusted net income attributable to common shareholders of $1,383,000 or $0.04 per basic and fully diluted share.

In reviewing adjusted EBITDA, we reported adjusted EBITDA of $3,096,000 for the 3 months ended September 30, 2013, compared to adjusted EBITDA of $2,506,000 for the 3 months ended September 30, 2012, this represents an increase of $590,000 or 23.5% over the comparable prior year period. A reconciliation of the company’s adjusted EBITDA to the most directly comparable GAAP measure appears at the end of our earnings release. Additionally, I’d like to point out that towards the end of September, we also took the opportunity to begin to reduce our cost of debt, using our Bank of America facility to pay down $2 million of our $10 million in sub-debt, effectively refinancing $2 million at a rate of approximately 4% rather than 13.5%.

At September 30, 2013, and after getting the effect of the funding of the On Time acquisition, we had growth availability of approximately $26 million, advances under the facility of approximately $17.4 million and net availability of approximately $8.6 million. We will continue to evaluate options relative to our remaining $8 million in sub-debt, as we look at capital allocation, alternative sources of capital and our acquisition pipeline.

With that said, I will turn the call back over to our moderator to facilitate the Q&A with our callers.

Question-and-Answer Session

Operator

[Operator Instructions] Our first question comes from Jeff Martin with Roth Capital Partners.

Jeff Martin – Roth Capital Partners, LLC, Research Division

Could you — Bohn, could you touch on the mix of revenue in the quarter? You had pretty decent net revenue growth on a decline in gross revenue. Just curious if you could characterize the mix for that quarter and if you see any carryforward of that mix into Q4 — or, I’m sorry, Q2?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Yes. The — I guess to put it in a little bit of context, in the Q itself, we break out revenues between domestic and international. And getting a little further into that, our cross-border business, our Mexico business is mapped into our international numbers. And so we saw a little bit of softness in the cross-border stuff in this most recent quarter, which is why, on a comparable year-over-year basis, international looks down. In fact, it you pulled out that cross-border business, the changes there, the international is actually growing quite nicely. As we think about — and I suspect part of your question goes to kind of longer-term aggregate margin characteristics. The nature of the On Time margins are, I think, a little bit lighter than what we’ve done on a historical basis. Kind of goes back to the theme of our effort to ultimately grow gross margin dollars and then get as many of those gross margin dollars to the bottom line as we can. I think from, kind of for modeling purposes, pro forma including On Time, I think we’re expecting plus or minus 28% to 29% at a snapshot of today’s current environment.

Jeff Martin – Roth Capital Partners, LLC, Research Division

Okay. And then can you also touch on the performance of the acquisitions that you’ve done over the last 1.5 years or so?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Sure. Let’s start with the conversion of our agent station in Los Angeles. That’s probably one of the most — it was one of the most impactful. And just a quick background, because everybody won’t be necessarily familiar, so when we — first, we acquired Airgroup, then we acquired Adcom, then we acquired Distribution By Air. Within DBA network, they had 2 company-owned stores, one in Newark, one in L.A. As we work through the integration on DBA, we were struggling with the historical L.A. operations of Distribution By Air. They had a significant facility there. And in connection with the conversion of the agent station, in Las — the Airgroup agent station called Marvir to a company-owned store, that give us the opportunity to capture cost synergies at the local market level and effectively eliminate redundant facilities costs and headcount costs, and we were able to sublet that facility in L.A. that, historically, been occupied by DBA. And on a run-rate basis, that probably unlocked close to $1 million of incremental profitability. If we think back to our prior year results, that sub-leasehold took effect December of 2012. So if we look at kind of there’s a step function increase in the overall kind of consolidated financial performance of the business tied to that event, that was all unlocked through that conversion of the agent stations. So starting there, that transaction has gone very, very well. Has been very solid for us. Laredo has softened a little bit recently but continues to deliver meaningful profits to the bottom line and we’re spending some time focusing on that particular location to try to get that thing firing in all cylinders. Similarly, over at JFK, where we did another acquisition, that particular transaction was slow out of the gate. But recently, they’re really starting to make a meaningful contribution to what we’re doing. So we’re pretty optimistic about what JFK is going to do for us over the longer term. And then, quickly, or maybe not so quickly because I think it’s obviously an important part of our story at this point, but we completed the On Time transaction October 1. So their ultimate financial contribution isn’t reflected in these historical results. For those of you on the last call, you’ll remember, we were organizing — we’d organize a new sales organization. We had ourselves organized to be up for a series of regional meetings to kind of reinforce our efforts around organic growth and introducing On Time and its line haul network, and On Time and their capabilities have really been embraced by our network. I think, as a general comment or theme, I think our stations and our sales people are invigorated and excited to go out into our current customer base and kind of share the good news. And, hopefully, it’s going to allow us to really differentiate ourselves in the market going forward. And obviously, all this will become a lot more transparent here when we report our December results, which will include the first quarter for On Time and what we’re doing.

Jeff Martin – Roth Capital Partners, LLC, Research Division

Okay. And then you touched on my next question which was organic growth initiative. Obviously, it’s only been a couple of months or 1.5 months since you’ve talked about it on the last earnings call. But wanted to get a sense on initial reaction, impacts do you think it could have? And timing of that impact?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

It is kind of early in the process, but I would — again, at kind of a high level kind of theme is — I think it’s fair to say, we’re getting increasing opportunities with larger customers to do bigger pieces of business. How that all manifests itself in the results, we’re looking forward to seeing it for ourselves and sharing it with you. So all that’s kind of anecdotal at this point. But I’m really optimistic that the new regional structure, and, candidly, the investments we were making in terms of On Time, and kind of some of the organic initiatives would — on the truck brokerage, as well as the customs brokerage side, we think all of those things are going to point to some, hopefully, more impressive organic growth characteristics of the business in the coming quarters.

Jeff Martin – Roth Capital Partners, LLC, Research Division

That sounds great. And then just one more question and I’ll clear the line. You touched on Laredo a little bit. Is there anything that you can put a finger on in terms of not quite performing to what you would like it to?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

No, not particularly. We certainly don’t view ourselves as having kind of lost any customers that I think there may be some modality things going on in Laredo. And one of the things that we’re — candidly, we haven’t done a good job of yet, that we’re also bringing some focus to, is really leveraging Laredo as a gateway and getting the rest of our U.S. footprint selling that gateway capability back across the U.S. Most of the business to date has really been centered around Laredo’s legacy customers in kind of historic sales approach of kind of going down, kind of in-

country and selling to the decision-makers at the Michael Dora [ph] level, which is an important aspect of what we’re doing. And we’re not giving up on that prong of the strategy, but we certainly want to reinvigorate our ability to sell the gateway capabilities back to our own network and with the particular focus throughout the Midwest.

Operator

Our next question comes from Marco Rodriguez with Stonegate Securities.

Marco Rodriguez – Stonegate Securities Inc., Research Division

I wanted to spend a little time on OTE, if we could. The margin expansion that you should be experiencing, going forward, obviously, OTE had higher historical EBITDA margins. And it looks like, from your pro forma EBITDA margins, on the historical basis, which you, guys, published, it looks like it’s about a 250-basis-point increase. Do you think that, that can hold steady or are you expecting incremental margin expansion via some integration?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

That’s a good question. The — I think the — we’ll kind of start at a high level and we can get deeper into it. At least right now, we kind of view the pro forma, kind of the pro forma combined, EBITDA margin, and when I say EBITDA margin, I’m speaking in terms of our EBITDA as a function of our gross margin dollars, we’re expecting that to be probably continuing to move north. As a point of reference, this last quarter it was 13.3%. We’re probably going to see it — we’re expecting to see that trend up closer to 14%. And that is a pre-synergy-type number. So as we think about the ability to get — it won’t — that’s probably the right percentage at that level. And as we have success in getting our boarding locations to buy truck brokerage services from Radiant Transportation Services and to buy LTL capacity from On Time, that should manifest itself in more gross margin dollars up top.

Marco Rodriguez – Stonegate Securities Inc., Research Division

Got it. Okay. And then to kind of follow up on a previous question there on Laredo and your commentary on really kind of struggling with getting the rest of your footprint to sell that, rather than just kind of the legacy customers there. What sort of, I guess, strategies do you have in place for that, that perhaps not kind of happened here with the OTE?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Look, a couple different things. One is, kind of the, maybe, obvious, maybe not so much, but Laredo is a gateway, it’s a very specific location. A lot of our stations have customers who may have a Mexico business that we’re currently not servicing. So at — part of Laredo is getting our stations educated to understand what our own capabilities are, get them comfortable and excited about trying to capture those opportunities. To contrast that a little bit, On Time and now Radiant, through our acquisition of On Time, enjoys this airport-to-airport line haul that is, on a dedicated scheduled daily basis, is calling on 24 airports around the country, supporting, principally, the aviation industry. And these 24 locations is where our stations are and so there’s a very good overlay in terms of where they kind of — where On Time is versus where our indigenous and installed books of businesses are. And so we already have freight running through these trade lanes, where we’re paying third parties for these services. And so it’s — we think it’s the proverbial hand in a glove in terms of taking advantage of the line haul network and, ultimately, providing to the stations a better service and lower costs with — and all done more efficiently in terms of EDI connectivity and PODs to drive productivity at each location’s own back office. So there’s a lot of reasons and a lot of value to our stations to use the On Time network. And to kind of take that a step further, that was one of the, kind of, the key messages and, really, the point and part of these regional meetings to roll out and enforce these capabilities. And then as a reminder, as part of all of this, one of our regional VPs is the Mexico market’s regional VP. So we’ve got a senior executive specifically tasked with growing the Mexico gateway.

Marco Rodriguez – Stonegate Securities Inc., Research Division

Got it. Okay, that’s helpful. And then last quick question here on OTE. They seem to have some pretty high customer concentration, can you provide some color on your discussions with these customers?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

It probably wouldn’t be inappropriate for me to get into too much detail on the specifics around that. But it is fair to say, as part of our due diligence process, we would have met with these customers. And On Time, through their customized solution in the network that they have in place, are providing a great value, a great solution that is recognized and highly valued by the customers that we’re servicing.

Marco Rodriguez – Stonegate Securities Inc., Research Division

Okay. So they’re obviously aware of the whole situation, but are kind of considering this just kind of a status quo, if you will?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Well, hopefully, even more than that. Because all of this, everything that we do, in some respects, feeds on itself. Because On Time and what they did was very deep and narrow in terms of this line-haul capabilities. But these same customers have lots of international opportunities as an example. So we see big potential cross-sell opportunities, as an example, to come in and not only take advantage of the line haul network but, also, we can now go back into what were historically On Time’s customers with a lot bigger toolbox to go in and continue to broaden and deepen those relationships.

Operator

Our next question comes from David Campbell with Thompson, David (sic) (Davis) & Co.

David Campbell

Bohn, I mean — I heard you talk about On Time integration. And the fact — I thought I heard you say On Time had better gross margins than Radiant. And — but your earnings for the quarter, second quarter, the December quarter imply, and you said, 48% to 29% gross margin. So I’m really confused. The company’s, that is On Time, contribution is apparently not in gross margin, but in higher EBITDA. And yet, you’re forecasting that operating income will be actually down from the September quarter. As actual — not the adjusted, but the actual.

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Yes, David. Your point is well taken. It wasn’t our comment. That was one — it was the earlier participant in the conference who made that comment. And you are correct that the On Time margins are a little bit lower and so that part — that kind of comes into the mix. But I want to emphasize that as we continue to execute our strategy and acquire in other non-asset-based businesses, depending on the specific modality and service that they’re providing, it may impact the ultimate aggregate gross margin percentage. And a great example of that would be a truck brokerage. I like to use the example of we went out and bought a $100 million truck brokerage business that was doing 10% gross margin, that — on a gross margin percentage basis, that would show some degradation. But I can — we’ve got a pretty strong belief that if we were able to on-board $10 million of gross margin, that most of those dollars would get to the bottom line. And our EBITDA, as a function of those gross margins, would continue to drive higher. So that’s really how we think about gross margin percentages and gross margin dollars and how to leverage our back-office infrastructure to create free cash flow and value for our shareholders.

David Campbell

Great. And how do you explain the fact that your forecast for the December quarter operating income seems to be maybe flat or down from the September quarter? On a — not on an adjusted basis, but on an actual basis.

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Yes, there’s a — one of the reasons — so I think, without necessarily having a full comprehension of, maybe, some of your question, but what comes to immediate mind is depreciation and the amortization tied to this most recent acquisition. So there’s incremental noncash costs attributable to the On Time transaction. That began — that are all incremental and began to hit here on the quarter-ended December, which is at the heart of why we go out of our way to provide EBITDA and adjusted net-income-type numbers because, effectively, the purchase accounting and what it does in terms of GAAP-based EPS really takes away from what’s really happening, economically, with the business.

David Campbell

Yes, I can see that. I mean, the D&A, without the D&A increase, your earnings would be up. But that’s something you’re going to live with and, in the long run, you have to produce earnings growth. And is it just going to take time to offset that D&A increase? Or what’s the strategy?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Again, ultimately, those things will be impacted by the frequency that we do acquisitions. But if you go back and look at our EBITDA as a function which obviously strips out depreciation, interest and taxes, and look at that as a function of our gross margins and plot that number over time, it’s a very, very good story in terms of the metrics and, really, our ability to leverage our back-office infrastructure. But we can’t change the rules of GAAP. And we’re required to value and amortize customer relationship, intangibles and covenants not to compete in those — those will flow through our financial statements, that’s just a consequence of what we do and what GAAP has to say about it.

David Campbell

Right. I hate to — one more question. And that is on the integration of these companies. The so-called global vision, which, I believe, is your trade name for your IT. Are all these companies, agents and so forth, on one system called global vision or is that process continuing?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Well, it’s always ongoing, but I think the practical answer to your question is, yes. So the principal components of our underlying technology system is a — for the Transportation Management System, the TMS, we use a third-party software called CargoWise, and that’s integrated to SAP as our accounting system. And let’s kind of do a before-and-after On Time in kind of thoroughly answering your question. So pre-On Time, all of our stations, all the Airgroup, all the Adcom, all the Distribution By Air stations are all operating on a single platform, the CargoWise system, everybody’s subject to the same business processes and everything is flowing through our corporate back-office infrastructure here in Bellevue on one system. So as we have acquired On Time, we’re on the front end of that integration process. With that said, one of the exciting things that we haven’t talked about, as it relates to On Time, is they, too, are also on CargoWise. They happen to be on a newer version of CargoWise that, ultimately, we need to move — we need to migrate to, ourselves, over time. But we’re still all kind of marching kind of in the same direction with the trajectory to be on absolutely one system, one process.

David Campbell

By when?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

It’s too early to say when precisely that will happen. Historically, it’s happened within 6 to 12 months.

Operator

Our next question comes from David Cannon [ph] with Aegis Capital.

Unknown Analyst

I’m sorry, I tuned in late, so this may — there may be some redundancy here. Bohn, I know gross margin dollars increased, year-over-year, for the quarter, or net revenue. However, gross revenue, if you will, was down. What is that a function of? Can you just refresh my memory or explain to me how that occurs? What that.

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Yes, sure. I mean, there’s a couple of contributing factors, but there was some — specifically, there were some project work that was controlled by agent stations that happened in the comparable-prior-year period which didn’t happen here in the current period, so that’s, in a nutshell, that’s the principal driver. And, typically, project work is — and project work can include charters, as an example. It’s typically, at the end of the day, low-margin-percentage business. And the fact — so it was low-margin business and low-margin business that was serviced to an agent station, so the agent station got their commissions out of it. So — which is kind of long way of saying, this non-recurring project business controlled by the agent stations, at the end the day, really wasn’t that impactful to our net-net results.

Unknown Analyst

Okay. I mean, the important thing is pushing through more gross margin dollars, I just wanted to understand it. And then, I know adjusted EBITDA, as a percent of net revenues or gross margin dollars, was up 200 basis points, and I’m sure you, again, addressed this, probably, earlier, but was that the result of some integration cost savings or just explain to me how that occurred in the current quarter?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Yes. Probably the single biggest driver was the elimination of the redundant L.A. facilities in L.A. that we’ve talked about.

Unknown Analyst

I see. Okay. Going forward, I sort of backed in — in terms of your guidance for next quarter, it seems to me, if you come in at the high-end adjusted EBITDA as a percent of net revenue, it’s probably going to be in the mid- to high-14s. That being said, do you see continued opportunities for cost savings going over the next 12 months?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

The short answer is yes. Each transaction kind of unlocks new opportunities and new value. When we think back on the Airgroup and Adcom transactions, it was elimination of redundant back-office infrastructure at the corporate level. When we think about Marvir, it was elimination of redundant facilities cost at the local market level. In connection with On Time, the real opportunity is going to be at the cost of purchase transportation line item.

Unknown Analyst

Okay. So let’s say, in theory, 2 years from now, you’re doing $500 million in gross revenue with similar net revenue margins. What kind of an adjusted EBITDA margin can you get to in the long run? I mean, I see it’s going up. Longer term, let’s say 2 years out, what’s your target?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

I mean, I don’t think we have a specific target per se. As we’ve talked about before, if we go look at some of the really big guys, the Expeditors and C.H. Robinson and look at their — and look at these same metrics for those guys, you’re going to see that their EBITDA, as a function of gross margin, is in the 30% to 35% range. So we’re kind of marching up that curve. We’ve got a good track record. And I think you’ll continue to see positive trends in that direction. But it would just be premature for us to kind of plant a flag. But we certainly expect to continue to have good news to share as we move forward.

Unknown Analyst

Excellent. And then I don’t want to hog the call, so if you need me to step back, I can always ask a follow-up. But you mentioned last quarter, these organic growth initiatives, restructuring the sales organization, I know it takes time for people to put together a game plan and so forth. How are things looking now and what’s your feeling about — there were the things that you can affect change in and there is, of course, the macroeconomic environment. With the things that you have control over, what’s going on? And then if you could just comment on, in general, the industry, the economy and pricing, what are you seeing now versus earlier in the year?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Well, you’re asking a lot of questions there. I like your one last question. Your one last questions, there might have been 8 questions in there. I’m not sure. So — but I’ll try — at least take a shot at some of them. The regional meetings took place in October, so it is really is early days. But I can tell you that our regional guys are super aggressive in terms of being rogue warriors and we’re spending just a ton of time, organizationally, out in the field on sea-level sales calls with our stations, helping stations try to close new business. And there’s a lot of, really, positive energy around the new organizational structure. It’s been embraced, not only by the agent stations that we’re trying to support, by the — but also being embraced by the people that we’ve tapped in these regional VP roles. And they’re doing a great job representing us out there in the field. So I think you’re going to — we’re certainly expecting, and we wouldn’t have done it, but we were certainly expecting to see some fruits from our labors around that side of things. In terms of the overall economy, I think, generally, people have been talking about the economy in terms of it moving sideways, not dramatically up, but not dramatically down. If anything I’m probably modestly more bullish, just in terms of some of the things we’re getting an opportunity to look at in terms of customers who want to hear what we can do for them and we don’t know necessarily how many of those we’re going to get and, ultimately, what they are going to translate into. But I can tell you, today, there’s a lot of more of them we’re getting an opportunity to taking a look at and throw our hat in the ring. So I feel better than I have in a long time, I think, is probably the best way to express it.

Unknown Analyst

I have one final, and I promise, final quick question. I know you paid down, and I applaud you, $2 million of the Caltius debt, going from 13.5% to 4%. There’s still $8 million outstanding. I know you’ve filed an S-1. Should I put to connect the dots and say that you’re going to further lower your interest rate, is that the intention of the filing, to save more on interest?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

The — I want to be very candidly guarded and limited to what I say relative to the S-1. We’re in a quiet period, so I have to just kind of do the proverbial rope-a-dope on any questions around that. So I think, ultimately, the S-1 will need to kind of stand on its own and speak for itself. But, specifically, in the S-1, it talks about one of the uses of proceeds is taking out Caltius.

Unknown Analyst

Okay, so is it — let me phrase it a different way. Is it a priority for you to reduce interest expense over the next year?

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Absolutely. It’s — I think it’s one of the — we’ve got a lot of ways that we can drive value. And it’s one of the agenda items that would fall under the category of low-hanging fruit.

Operator

There are no further questions at this time, and I’d like to turn the floor back over to management for closing comments.

Bohn H. Crain – Co-Founder, Chairman and Chief Executive Officer

Thank you. Let me close by saying that we remain very excited with our progress and prospects here at Radiant. And we remain very bullish on the growth platform that we’ve created and the scalability of our non-asset based business model. We continue to make good progress in executing our strategy, leveraging the Radiant platform to bring value to our operating partners and we remain very excited about the opportunity to grow our business organically and by completing acquisitions of other companies that bring critical mass, from a geographic standpoint, purchasing power and/or complementary service offerings to the platform. Our organic growth strategy will continue to focus on strengthening existing and expanding new customer relationships, while continuing our efforts on the organic buildout of our network of independent agency locations. In addition, we will also be working to drive further productivity improvements, enabled through the introduction of our value-added truck brokerage and customs house brokerage service capabilities and the optimization of our own transportation capacity management opportunities available through On Time’s dedicated line haul network. We are patiently persistent in the execution of this strategy, which we believe will continue to deliver value for our shareholders, our operating partners and the end customers that we serve.

Thanks for listening, and your support of Radiant Logistics.

Operator

This concludes today’s teleconference. You may disconnect your lines at this time, and thank you for your participation.

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